                      AMENDED AND RESTATED
                             BYLAWS
                               OF
                 TIMBERLINE SOFTWARE CORPORATION















Originally Adopted on:  April 24, 1990
Amendments are listed on Page i

                           AMENDMENTS

SECTION                                        DATE OF AMENDMENT

3.2                By vote of Board of Directors March 18, 1997
2.1                By vote of Board of Directors March 18, 1997
















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
                              TABLE OF CONTENTS
         PAGE

SECTION    1.      OFFICES                                      1

SECTION    2       SHAREHOLDERS                                 1

           2.1     Annual Meeting                               1
           2.2     Special Meeting                              1
           2.3     Place of Meeting                             1
           2.4     Notice of Meeting                            1
           2.5     Waiver of Notice                             2
           2.6     Fixing of Record Date for Determination of
                   Shareholders                                 2
           2.7     Shareholder's List                           3
           2.7.1        The List                                3
           2.7.2        Copying                                 3
           2.8     Quorum                                       3
           2.9     Manner of Acting                             3
           2.9.1        Generally                               3
           2.9.2        Single Voting Group                     4
           2.10    Proxies                                      4
           2.11    Voting of Shares                             4
           2.12    Voting for Directors                         4
           2.13    Action by Shareholder Without a Meeting      4
           2.14    Voting of Shares by Certain Holders          4
           2.14.1       Shares Held by Another Corporation      4
           2.14.2       Shares Held by Personal Representative,
                        Guardian, Conservator or Trustee        5
           2.14.3       Shares Held by Receiver                 5
           2.14.4       Pledged Shares                          5
           2.14.5       Treasury Shares                         5

SECTION    3.      BOARD OF DIRECTORS                           5

           3.1     General Powers                               5
           3.2     Number and Tenure                            5
           3.3     Annual and Regular Meetings                  6
           3.4     Special Meetings                             6
           3.5     Meetings by Telephone                        6
           3.6     Notice of Special Meetings                   6
           3.6.1        Personal Delivery                       6
           3.6.2        Delivery by Mail                        6
           3.6.3        Delivery by Electronic Means            6
           3.6.4        Oral Notice                             7
           3.7     Waiver of Notice                             7
           3.7.1        Written Waiver                          7
           3.7.2        Waiver by Attendance                    7


Page ii - BYLAWS

                                                             PAGE

           3.8     Quorum                                       7
           3.9     Manner of Acting                             7
           3.10    Presumption of Assent                        7
           3.11    Action by Board of Committees Without a
                   Meeting                                      8
           3.12    Resignation                                  8
           3.13    Removal                                      8
           3.14    Vacancies                                    8
           3.15    Executive and Other Committees               9
           3.15.1       Creation of Committees                  9
           3.15.2       Authority of Committees                 9
           3.15.3       Quorum and Manner of Acting             9
           3.15.4       Minutes of Meetings                    10
           3.15.5       Resignation                            10
           3.15.6       Removal                                10
           3.16    Compensation                                10
           3.17    Transactions with Directors                 10

SECTION    4.      OFFICERS                                    11

           4.1     Number                                      11
           4.2     Election and Term of Office                 11
           4.3     Resignation                                 11
           4.4     Removal                                     11
           4.5     Vacancies                                   12
           4.6     Chairman of the Board                       12
           4.7     President                                   12
           4.8     Vice President                              12
           4.9     Secretary                                   12
           4.10    Treasurer                                   13
           4.11    Salaries                                    13

SECTION    5.      CONTRACTS, LOANS, CHECKS, DEPOSITS          13

           5.1     Contracts                                   13
           5.2     Loans to the Corporation                    13
           5.3     Loans to Directors                          13
           5.4     Checks, Drafts, Etc.                        14
           5.5     Deposits                                    14

SECTION    6.      CERTIFICATES FOR SHARES AND THEIR
                   TRANSFER                                    14

           6.1     Issuance of Shares                          14
           6.2     Certificates for Shares                     14

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
                                                             PAGE

           6.3     Stock Records                               14
           6.4     Restriction on Transfer                     14
           6.5     Transfer of Shares                          15
           6.6     Lost or Destroyed Certificates              15
           6.7     Transfer Agent and Registrar                15
           6.8     Officer Ceasing to Act                      15
           6.9     Fractional Shares                           15

SECTION    7.      BOOKS AND RECORDS                           15

SECTION    8.      FISCAL YEAR                                 16

SECTION    9.      SEAL                                        16

SECTION    10.     INDEMNIFICATION                             16

           10.1    Definition                                  16
           10.2    Right to Indemnification                    17
           10.3    No Indemnification                          17
           10.4    Limitation on Indemnification               17
           10.5    Determination and Authorization of
                   Indemnification                             17
           10.5.1       Permissible                            17
           10.5.2       Authorization                          18
           10.6    Advance for Expenses                        18
           10.7    Indemnification of Officers, Employees,
                   and Agents                                  18
           10.8    Insurance                                   19
           10.9    Additional Indemnification;
                   Nonexclusivity of Rights                    19

SECTION    11.     AMENDMENTS                                  20
















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
AMENDED AND RESTATED
BYLAWS OF
TIMBERLINE SOFTWARE CORPORATION

SECTION 1.  OFFICES

The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors (the "Board") may designate. The corporation may have such other offices, either within or without the State of Oregon, as the Board may designate or as the business of the corporation may require from time to time.

                    SECTION 2.  SHAREHOLDERS

  2.1 ANNUAL SHAREHOLDERS' MEETING. The annual meeting of the shareholders shall be held each year on a date established by the Board of Directors falling within the period of One Hundred Fifty (150) days after the close of the Corporation's fiscal year, at such time and place as may be prescribed by the Board of Directors and specified in the notice of the meeting.

  2.2 SPECIAL MEETINGS. The Chairman of the Board, the President, or the Board may call special meetings of the shareholders for any purpose and the holders of not less than one-tenth (1/10th) of all the outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the proposed special meeting, if they date, sign and deliver to the corporation's Secretary demand for a special meeting describing the purpose(s) for which it is to be held, may call a special meeting of the shareholders for such stated purpose(s).

  2.3 PLACE OF MEETING. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Oregon designated by the Board, by any persons entitled to call a meeting hereunder or by a waiver of notice signed by all of the shareholders entitled to vote at the meeting.

  2.4 NOTICE OF MEETING. The Chairman of the Board, the President, the Secretary, the Board, or shareholders calling an annual or special meeting of shareholders, as provided for herein, shall cause to be delivered to each shareholder entitled to notice of or to vote at the meeting either personally or by mail, not less than ten
          (10) nor more than sixty (60) days before the meeting, written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose(s) for which the meeting is called. At any time, upon properly executed written demand of the holders of not less than one-tenth(1/10th) of all of the outstanding shares of the corporation entitled to vote on any issue proposed to be considered at the proposed meeting, it shall be the duty of the Secretary to give notice of such special meeting of shareholders to be held on such date and at such place and hour as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person(s) making the request may do so and may so fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation with postage prepaid If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company.

  2.5     WAIVER OF NOTICE.

          2.5.1 Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, and delivered to the corporation for inclusion in the minutes for filing with the corporate records shall be deemed equivalent to the giving of such notice.

          2.5.2 The attendance of a shareholder at a meeting waives objection to lack of, or defective notice of such meeting or consideration of a particular matter at the meeting, except when a shareholder at the beginning of the meeting or consideration of such matter objects to holding the meeting, transacting business at the meeting or considering the matter when presented at the meeting.

  2.6 FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS. For purposes of determining shareholders entitled to notice of, or vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to demand a special meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than seventy (70) days, and in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, or to demand a special meeting or to receive payment of a dividend, the date on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination Such determination shall apply to any adjournment of the meeting.

2.7     SHAREHOLDERS' LIST.

        2.7.1 THE LIST. Beginning two (2) business days after notice of a meeting of shareholders is given, a complete alphabetical list of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged by voting group, and within each voting group by class or series, with the address of and number of shares held by each shareholder. This record shall be kept on file at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held and on written demand shall be subject to inspection by any shareholder at any time during normal business hours. Such record shall also be kept open at such meeting for inspection by any shareholder.

        2.7.2 COPYING. A shareholder may, on written demand, copy the shareholders' list at such shareholder's expense during regular business hours provided:

               a. Such shareholder's demand is made in good faith and for a proper purpose;

               b. Such shareholder has described with reasonable particularity his/her/its purpose in the written demand; and

               c. The shareholders' list is directly connected with such shareholder's purpose.

2.8 QUORUM. A majority of the votes entitled to be cast on a matter at a meeting by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of the shareholders.
     If the presiding officer at a meeting of the shareholders determines that a quorum is not present, he shall not call the meeting to order If a quorum is present or represented at a reconvened meeting following an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

  2.9     MANNER OF ACTING.

          2.9.1 GENERALLY. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act.

          2.9.2 SINGLE VOTING GROUP. If a matter is to be voted on by a single group, action on that matter is taken when voted upon by that voting group; if a matter is to be voted on by two
                    (2) or more voting groups, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one (1) voting group on a matter even though no action is taken by another voting group entitled to vote on such matter.

  2.10 PROXIES. A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall become invalid eleven (11) months after the date of its execution, unless otherwise expressly provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.

  2.11 VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one voted upon each matter submitted to a vote at a meeting of shareholders.

  2.12 VOTING FOR DIRECTORS. Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote Unless otherwise provided in the

          Articles of Incorporation, Directors are elected by a plurality of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present.

  2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action which could be taken at a meeting of the shareholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof The action shall be effective on the date on which the last signature is placed on the consent, or at such earlier or later time as is set forth therein. Such written consent, which shall have the same force and effect as a unanimous vote of the shareholders, shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

  2.14    VOTING OF SHARES BY CERTAIN HOLDERS.

         2.14.1 SHARES HELD BY ANOTHER CORPORATION. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine; provided, however, such shares are not entitled to vote if the corporation owns, directly or indirectly, a majority of the shares entitled to vote for Directors of such other corporation.

         2.14.2 SHARES HELD BY PERSONAL REPRESENTATIVE, GUARDIAN, CONSERVATOR OR TRUSTEE. Shares held by a personal representative, administrator, executor, guardian or conservator may be voted by the holder, either in person or by proxy, without a transfer of such shares into the holder's name. Shares standing in the name of a trustee may be voted by that trustee either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into the trustee's name.

         2.14.3 SHARES HELD BY RECEIVER OR TRUSTEE IN BANKRUPTCY. Shares standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy, and shares held by or under the control of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy without the transfer thereof into the name of such receiver or trustee if authority to do so is contained in an appropriate order of the court by which such receiver or trustee in bankruptcy was appointed.

        2.14.4 PLEDGED SHARES. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        2.14.5 TREASURY SHARES; FIDUCIARY STOCK. Treasury shares shall not be voted or counted for determining whether a quorum exists at any meeting or counted in determining the total number of outstanding shares at any given time; shares of its own stock held by the corporation in a fiduciary capacity may be voted by the corporation.

                 SECTION 3.  BOARD OF DIRECTORS

  3.1 GENERAL POWERS. The business affairs of the corporation shall be managed by the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation, or the Oregon Business Corporation Act.

  3.2 NUMBER, TENURE, AND QUALIFICATIONS OF DIRECTORS. The Board of Directors shall consist of not less than two (2) nor more than nine (9) members, with the number of directors within such range to be determined from time to time by action of the Board of Directors Each director shall hold office until the next annual meeting of shareholders or until removed. However, if the director's term expires, the director shall continue to serve until the director's successor shall have been elected and qualified or until there is a decrease in the number of directors. Directors need not be residents of the state of Oregon or shareholders of the corporation unless so required by the articles of incorporation.

  3.3 ANNUAL AND REGULAR MEETINGS. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By
          resolution the Board, or any committee thereof,   may
          specify the time and place either within or without the State of Oregon for holding regular meetings thereof without other notice than such resolution.

  3.4 SPECIAL MEETINGS. Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or any two (2) Directors and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Oregon as the place for holding any special Board or committee meeting called by them.

  3.5 MEETINGS BY TELEPHONE. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.Participation by such means shall constitute presence in person at a meeting.

  3.6 NOTICE OF SPECIAL MEETINGS. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

          3.6.1 PERSONAL DELIVERY. If delivery is by personal service, the notice shall be effective if delivered at such address at least two (2) days before the meeting.

          3.6.2 DELIVERY BY MAIL. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five (5) days before the meeting properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid.

          3.6.3 DELIVERY BY ELECTRONIC MEANS. If notice is delivered by any electronic means including, but not limited to, telegraph or facsimile, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation, or transmitted by facsimile machine to a facsimile number for the Director shown on the records of the corporation, at least three (3) days before the meeting.

          3.6.4 ORAL NOTICE. If notice is delivered orally, by telephone or in person, the notice shall be effective if personally given to a Director at least two (2) days before the meeting.

  3.7     WAIVER OF NOTICE.

          3.7.1 WRITTEN WAIVER. Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act, a waiver thereof in writing specifying the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

         3.7.2 WAIVER BY ATTENDANCE. The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director, at the beginning of the meeting, or promptly upon such Director's arrival, objects to holding the meeting or transacting any business and does not thereafter vote for or assent to action taken at the meeting.

  3.8 QUORUM. A majority of the number of Directors fixed by or in the manner provided by these Bylaws shall constitute a quorum for the transaction of business at any Board meeting If the Chairman of the Board determines that less than a quorum is present he shall not call the meeting to order.

  3.9 MANNER OF ACTING. The act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Oregon Business
          Corporation Act.

  3.10 PRESUMPTION OF ASSENT. A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be deemed to have assented to the action taken unless such Director objects at the beginning of the meeting, or promptly upon such Director's arrival, to holding the meeting or transacting business at the meeting, and his or her dissent is entered in the minutes of the meeting, or unless such Director delivers a written notice of dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof, or forwards such notice by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting A Director who voted in favor of such action may not thereafter dissent or abstain.

  3.11 ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING. Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. The action shall be effective on
          the date on which the last signature   is placed on the
          consent, or at such earlier time as is set forth therein. Such written consent, which shall have the same effect as a unanimous vote of the Directors or such committee, shall be inserted in the minute book as if it were the minutes of a Board or committee meeting.

  3.12 RESIGNATION. Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified therein, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

  3.13 REMOVAL. At a meeting of shareholders called expressly for that purpose, one (1) or more members of the Board (including the entire Board) may be removed, with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of the Director(s) A Director may be removed only if the number of votes cast to remove the Director exceeds the number of votes cast to not remove the Director If a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such Director.

  3.14    VACANCIES.  Any vacancy occurring on the Board, including
          a vacancy   resulting from an increase in the number of
          Directors, may be filled by the shareholders, the Board or the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board, or by a sole remaining Director.  A Director elected to fill a
          vacancy shall be elected for the unexpired   term of his
          or her predecessor in office Any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the number of Directors fixed by the Bylaws prior to such increase for a term of office continuing only until the next election of Directors by the shareholders. Any directorship not so filled by the
          Directors shall be   filled by election at the next
          annual meeting of shareholders or at a special meeting of shareholders called for that purpose. If the vacant directorship is filled by the shareholders and was held by a Director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill such vacancy. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

  3.15    EXECUTIVE AND OTHER COMMITTEES.

          3.15.1    CREATION OF COMMITTEES.  The Board, by
                    resolution adopted in   the manner provided by
                    these Bylaws by a majority of the number of Directors in office when such action is taken, may appoint standing or temporary committees, including an Executive Committee, from its own number and consisting of no less than two (2) Directors and invest such committee(s) with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws, the Articles of Incorporation and the Oregon Business Corporation Act.

          3.15.2 AUTHORITY OF COMMITTEES. Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board designating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (a) authorize distributions; (b) approve or propose to shareholders actions required by the Oregon Business Corporation Act to be approved by shareholders; (c) fill vacancies on the Board or any committee thereof; (d) adopt, amend or repeal these Bylaws; (e) amend the Articles of Incorporation pursuant to the Oregon Business Corporation Act; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

          3.15.3 QUORUM AND MANNER OF ACTING. A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee.If the presiding officer determines that less than a quorum is present, he shall not call the meeting to order. Except as may be otherwise provided in the Oregon Business Corporation Act, the Articles of Incorporation, or these Bylaws, the act of a majority of the members of a committee present shall be the act of the committee.

          3.15.4    MINUTES OF MEETINGS.All committees so
                    appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

          3.15.5 RESIGNATION.Any member of any committee may resign at any time by delivering written notice thereof to the Board, the Chairman of the Board or the corporation Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and the acceptance of such resignation shall not be necessary to make it effective Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

          3.15.6 REMOVAL. The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided by these Bylaws.

 3.16 COMPENSATION. By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

  3.17    TRANSACTIONS WITH DIRECTORS.

          3.17.1 Any contract or other transaction or determination between the corporation and one or more of its Directors, or between the corporation and another party in which one or more of its Directors are interested, shall be valid notwithstanding the relationship or interest or the presence or participation of such Director(s) in a meeting of the Board or a committee thereof which acts upon or in reference to such contract, transaction, or determination, if:(a) the material facts of the transaction and the Directors' interest(s) were disclosed or known to the Board or a committee of the Board and the Board or committee authorized, approved, or ratified the transactions; (b) the material facts of the transaction and the Directors or Directors' interest(s) were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or (c) the transaction was fair to the corporation.

          3.17.2 Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes or ratifies such contract, transaction or determination. A transaction may not be authorized, approved or ratified by a single Director The interested Director(s) shall not be disqualified from voting as shareholders for ratification or approval of such contract, transaction or determination.

          3.17.3 None of the provisions of this section shall invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

                      SECTION 4.  OFFICERS

  4.1 NUMBER. The officers of the corporation shall be a President and a Secretary, each of whom shall be elected by the Board. One or more Vice Presidents, a Treasurer and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board; such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate.The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties Any two (2) or more offices may be held by the same person.

  4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held.Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

  4.3 RESIGNATION. Any officer may resign at any time by delivering written notice to the corporation Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein The acceptance of such resignation shall not be necessary to make it effective. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board.

  4.4 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed Election or appointment of an officer or agent shall not of itself create contract rights.

  4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

  4.6 CHAIRMAN OF THE BOARD. If elected, the Chairman of the Board shall perform such duties as shall be assigned to him by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meeting.

  4.7 PRESIDENT. The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board and, subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation, or are required by law to be otherwise signed or executed by some other officer or in some other manner In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

  4.8 VICE PRESIDENT. In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one (1) Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

  4.9 SECRETARY. The Secretary shall: (a) keep the minutes of meetings of the shareholders and the Board in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and seal of the corporation; (d) keep registers of the post office address of each shareholder and Director; (e) sign, with the President or a Vice President, certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; (g) sign, with the President or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the

          President or by the Board In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

  4.10 TREASURER. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

  4.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

       SECTION 5.  CONTRACTS, LOANS, CHECKS, AND DEPOSITS

  5.1 CONTRACTS. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

  5.2 LOANS TO THE CORPORATION. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

  5.3 LOANS TO DIRECTORS.The corporation shall not lend money to or guarantee the obligation of a Director unless:(a) the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, excluding the votes of the shares owned by or voted under the control of the benefitted Director; or
          (b) the Board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing the loans and guarantees.

  5.4 CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

  5.5 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

     SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

  6.1 ISSUANCE OF SHARES. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

  6.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the Chairman or Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary Any or all of the signatures on a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar other than the corporation itself or an employee of the corporation All certificates shall include on their face written notice of any restrictions which may be imposed on the transferability of such
          shares   All certificates shall be consecutively numbered
          or otherwise identified.

  6.3 STOCK RECORDS. The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

  6.4 RESTRICTION ON TRANSFER. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear the following legend on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

               The securities evidenced by this certificate have not been registered under the Securities Act of 1933 (the 'Act') or any applicable state securities law, and no interest therein may be sold, distributed, assigned, offered, pledged, or otherwise transferred unless (a) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation)stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration.

  6.5 TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for like number of shares shall have been surrendered and cancelled.

  6.6 LOST OR DESTROYED CERTIFICATES. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefore upon such terms and indemnity to the corporation as the Board may prescribe.

  6.7 TRANSFER AGENT AND REGISTRAR. The Board may from time to time appoint one (1) or more Transfer Agents and one (1) or more Registrars for the shares of the corporation, with such powers and duties as the Board shall determine by resolution.

  6.8 OFFICER CEASING TO ACT. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were such officer at the date of its issuance.

  6.9 FRACTIONAL SHARES. The corporation shall not issue certificates for fractional shares.

                  SECTION 7.  BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and Board and such other records as may be necessary or advisable.

                      SECTION 8.FISCAL YEAR

The fiscal year of the corporation shall be the calendar year, provided that if a different fiscal year is at any time selected for purposes of federal income taxes, the fiscal year shall be the year so selected.

                        SECTION 9.  SEAL

The seal of the corporation shall consist of the name of the corporation, the year of its incorporation and the state of its incorporation.

                   SECTION 10.INDEMNIFICATION

  10.1    DEFINITION.  As used in this Section 10:

          10.1.1 "Director" means an individual who is or was a Director of the corporation or an individual who, while a Director of the corporation, is or was serving at the corporation's request as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise A Director is considered to be serving an employee benefit plan at the corporation's request if the Director's duties to the corporation also impose duties on or otherwise involve services by the Director to the plan or to participants in or beneficiaries of the plan "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

         10.1.2     "Expenses" include counsel fees.

         10.1.3 "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

         10.1.4 "Officer" means an individual who is or was an officer of the corporation or an individual who, while an officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise An officer is considered to be serving an employee benefit plan at the corporation's request if the officer's duties to the corporation also impose duties on or include services by the officer to the employee benefit plan or to participants in or beneficiaries of the plan "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

           10.1.5 "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

           10.1.6 "Proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

  10.2 RIGHT TO INDEMNIFICATION. Except as hereinafter provided, the corporation shall indemnify an individual made a party to a proceeding because the individual is or was a Director against liability incurred in the proceeding if, as determined below:

          10.2.1 The conduct of the individual was in good faith;

          10.2.2 The individual reasonably believed that the individual's conduct was in the best interest of the corporation, or at least not opposed to its best interests; and

          10.2.3 In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

  10.3 NO INDEMNIFICATION. The corporation shall not indemnify a Director under Section 10.2 in connection with a proceeding by or in the right of the corporation in which the Director is adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the Director in which the Director was adjudged liable on the basis that personal benefit was improperly received by the Director However, the corporation may so indemnify a Director pursuant to
          Section 10.9 hereof.

  10.4 LIMITATION ON INDEMNIFICATION. Indemnification required under Section 10.2 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses actually incurred in connection with the proceeding.

  10.5 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION. The corporation shall not indemnify a Director under Section
          10.2 unless authorized in the specific case after a determination has been made that the indemnification of the Director is permissible in the circumstances because the Director has met the standard of conduct set forth in
          Section 10.2.

          10.5.1    PERMISSIBLE.  A determination that
                    indemnification of a Director is permissible shall be made:

                    (a)  By the Board of Directors by majority
                         vote of a quorum consisting of Directors not at the time parties to the proceeding;

                    (b)  If a quorum cannot be obtained under
                         Section 10.5.1(a), by a majority vote of a committee duly designated by the Board of Directors consisting solely or two (2) or more Directors not at the time parties to the proceeding.However, Directors who are parties to the proceeding may participate in designation of the committee;

                    (c) By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in Section 10.5.1(a) or (b) if a quorum of the Board of Directors cannot be obtained under
                         Section 10.5.1(a) and a committee cannot be designated under Section 10.5.1(b), the special legal counsel shall be selected by majority vote of the full Board of Directors, including Directors who are parties to the proceeding; or

                    (d)  By the shareholders.

          10.5.2    AUTHORIZATION.  Authorization of
                    indemnification and evaluation as to
                    reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 10.5.1(c) to select counsel.

  10.6 ADVANCE FOR EXPENSES. The corporation shall pay for or reimburse the reasonable expenses actually incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:

          10.6.1 The Director furnishes the corporation a written affirmation of the Director's good faith belief that he/she has met the standard of conduct described in Section 10.2; and

          10.6.2 The Director furnishes the corporation a written undertaking, executed personally or on his/her behalf, to repay the advance if it is ultimately determined that he/she did not meet the required standard of conduct Such an undertaking must be an unlimited general obligation of the Director, but need not be secured and shall be accepted without reference to financial ability to make repayment.

  10.7 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to Officers, employees and agents of the corporation to the same extent and effect as provided in this Section with respect to the indemnification and advancement of expenses of Directors of the corporation or pursuant to rights granted pursuant to, or provided by, the Oregon Business Corporation Act or otherwise.

  10.8 INSURANCE. The corporation may, by action of its Board of Directors from time to time, purchase and maintain insurance, even if the corporation has no power to indemnify the individual against the same liability under the Act, on behalf of an individual against liability asserted against or incurred by the individual who is or was a Director, Officer, employee or agent of the corporation or who while a Director, Officer, employee or agent of the corporation, is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust employee benefit plan or other enterprise.

  10.9 ADDITIONAL INDEMNIFICATION; NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses with respect to a proceeding conferred in this Section shall not be exclusive of any other right which any person may be entitled or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, general or specific action of the Board of Directors, vote of the shareholders or otherwise, and shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          The corporation may, upon action by the Board of Directors, make or agree to make any further indemnification, including advancement of expenses, or any Director, Officer, employee, or agent by general or specific action of the Board of Directors, in the Bylaws or by contract or otherwise; provided, however, that (i) to the extent such further indemnification applies to any Director, no such further indemnification shall indemnify any Director from or on account of acts or omissions for which liability is not eliminated under Article 8 of the Articles of Incorporation, and (ii) to the extent such further indemnification applies to any Officer, employee or agent, any determination as to any indemnity in excess of that provided Directors pursuant to Section 10.2 under this Section 10.9 shall be made in accordance with
          Section 10.5 hereof   The Corporation may enter into a
          contract with any Director, Officer, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section or otherwise.

                      SECTION 11.AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board at any regular or special meeting of the
Board   The shareholders may also make, alter, amend and repeal the
Bylaws of the corporation at any annual meeting or at a special meeting called for that purpose All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders at
any regular or special meeting called for that purpose   The
foregoing Bylaws were adopted by the shareholders of the corporation effective April 24, 1990. Section 2.1 and 3.2 were amended by the Board of Directors effective March 18, 1997.

                                        /s/ Thomas P. Cox
                                        -----------------
                                        Secretary